As filed with the Securities and Exchange Commission on August 2, 2007
Registration No. 333-134960

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMTRUST FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	6411	04-3106389
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

59 Maiden Lane, 6th Floor
New York, New York 10038
(212) 220-7120

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Barry D. Zyskind
Chief Executive Officer and President
AmTrust Financial Services, Inc.
59 Maiden Lane, 6th Floor
New York, New York 10038
(212) 220-7120

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Stephen B. Ungar
General Counsel and Secretary
AmTrust Financial Services, Inc.
59 Maiden Lane, 6th Floor
New York, New York 10038
(212) 220-7120

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1, which was previously declared effective by the Securities and Exchange Commission on November 9, 2006, incorporates by reference the Registrant’s annual report on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on March 16, 2007, quarterly report on Form 10-Q for the quarter ended March 31, 2007, as filed with the Securities and Exchange Commission on May 15, 2007, Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 25, 2007 and current reports on Form 8-K as filed with the Securities and Exchange Commission on March 23, 2007, June 11, 2007, June 27, 2007 and July 5, 2007.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED AUGUST 2, 2007

25,584,000 Shares of Common Stock

This prospectus relates to up to 25,584,000 shares of common stock of AmTrust Financial Services, Inc., which may be offered and sold, from time to time, by the selling stockholders named in this prospectus. The selling stockholders acquired the shares of common stock offered by this prospectus in a private placement in February 2006 in reliance on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to our 2005 Equity Incentive Plan.

We have registered the offer and sale of the shares of common stock to satisfy registration rights we have granted to certain of the selling stockholders. The selling stockholders will receive all of the proceeds from the sale of the shares of our common stock offered by this prospectus, less any brokerage commissions or other expenses incurred by them. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. The shares which may be resold by the selling stockholders constituted approximately 43% of our issued and outstanding common stock on August 1, 2007. See "Selling Stockholders" beginning on page 3 in this prospectus for a complete description of the selling stockholders.

The shares of common stock to which this prospectus relates may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters or broker-dealers or agents. The shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale, or at negotiated prices. Because all of the shares being offered under this prospectus are being offered by selling stockholders, we cannot currently determine the price or prices at which our shares of common stock may be sold under this prospectus. Shares of our common stock are listed on the Nasdaq Global Market under the symbol “AFSI.” On August 1, 2007, the closing price of our common stock as reported on the Nasdaq Global Market was $14.78 per share. Please read “Plan of Distribution.”

Investing in our common stock involves risks. You should read the section entitled “Risk Factors” of our annual report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated by reference herein, for a discussion of certain risk factors that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                              , 2007.

TABLE OF CONTENTS

SUMMARY	1
THE OFFERING	1
RISK FACTORS	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	1
USE OF PROCEEDS	2
DIVIDEND POLICY	2
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	2
SELECTED CONSOLIDATED FINANCIAL AND OPERATING INFORMATION	2
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	2
BUSINESS	3
MANAGEMENT	3
EXECUTIVE COMPENSATION	3
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	3
PRINCIPAL STOCKHOLDERS	3
SELLING STOCKHOLDERS	3
DESCRIPTION OF CAPITAL STOCK	15
SHARES ELIBIBLE FOR FUTURE SALE	17
REGISTRATION RIGHTS	18
PLAN OF DISTRIBUTION	19
WHERE YOU CAN FIND MORE INFORMATION	22
INCORPORATION BY REFERENCE	23
LEGAL MATTERS	23
EXPERTS	23
MATERIAL CHANGES	24
GLOSSARY OF SELECTED INSURANCE, REINSURANCE AND INVESTMENT TERMS	24
INDEX TO FINANCIAL STATEMENTS	27

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Market and industry data and forecasts used or incorporated by reference in this prospectus have been obtained from independent industry sources and from research reports prepared for other purposes. We have not independently verified the data obtained from these sources, and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as other forward-looking statements in this prospectus.

SUMMARY

A summary of our business was provided in our annual report on Form 10-K, filed with the SEC on March 16, 2007 and is incorporated herein by reference.

THE OFFERING

Common stock offered by the selling stockholders	25,584,000 shares

Common stock outstanding	59,959,000 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock offered in this prospectus.

Dividend policy
On September 1, 2006 our board of directors decided that the Company would begin paying a regular quarterly cash dividend of $0.02 per share on its common stock beginning in the fourth quarter 2006. See “Dividend Policy”.

Risk factors
For a discussion of certain factors you should consider in making an investment, see “Risk Factors” as provided in our annual report on Form 10-K, filed with the SEC on March 16, 2007 and are incorporated herein by reference.

Listing	Our shares of common stock are listed on the Nasdaq Global Market under the symbol “AFSI.”

RISK FACTORS

The Risk Factors related to our business were provided in our annual report on Form 10-K, filed with the SEC on March 16, 2007 and are incorporated herein by reference.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements, other than statements of historical fact, included in this prospectus, are forward-looking statements. In some cases, you can identify a forward-looking statement by terminology such as “may,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” or “continue,” the negative of such terms or other comparable terminology.

The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk Factors” section and elsewhere in this prospectus. All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders.

DIVIDEND POLICY

On September 1, 2006, our board of directors decided that the Company would begin paying a regular quarterly cash dividend of $0.02 per share on its common stock beginning in the fourth quarter 2006. Under this dividend program, on October 15, 2006, the Company paid a cash dividend of $0.02 per share on its common stock to stockholders of record on October 1, 2006. Further dividends were paid on January 16, 2007 ($0.02 per share), April 16, 2007 ($0.02 per share) and July 16, 2007 ($0.025 per share).

AmTrust is a holding company and has no direct operations. Our ability to pay dividends in the future primarily depends on the ability of our operating subsidiaries to pay dividends to us. Our insurance company subsidiaries are regulated insurance companies and therefore are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. In addition, the terms of our junior subordinated debt require that we make scheduled interest payments on the debt before we pay any dividends to our stockholders. Agreements or indentures governing future debt financings may contain prohibitions or other restrictions on the payment of dividends. A more detailed discussion on our dividend policy was provided in our annual report on Form 10-K, filed with the SEC on March 16, 2007 and is incorporated herein by reference.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Stock

Our common stock is traded on the Nasdaq Global Market under the symbol “AFSI". The following table shoes the high and low sales price per share for our common stock for each quarter since our shares of common stock began trading on November 9, 2006, as reported by the Nasdaq Global Market composite tape, and the cash dividends declared with respect to such shares:

Period	High	Low	Cash Dividends Declared
Fourth quarter, 2006 (November 13 through December 31)	$9.00	$7.50	$0.02
First quarter, 2007	11.01	8.44	0.02
Second quarter, 2007	18.90	10.68	0.025

AmTrust's income is generated primarily from our insurance subsidiaries. The laws of New York, New Hampshire, Delaware, Ireland and Bermuda regulate and restrict, under certain circumstances, the ability of our insurance subsidiaries to pay dividends to AmTrust. In addition, the terms of AmTrust's junior subordinated debentures would limit, in the event of a default, AmTrust's ability to pay dividends on its common stock, and future borrowings may include prohibitions and restrictions on dividends. Our insurance company subsidiaries are regulated insurance companies and therefore are subject to significant regulatory restrictions limiting their ability to declare and pay dividends.

SELECTED CONSOLIDATED FINANCIAL AND OPERATING INFORMATION

Selected consolidated financial and operation information was provided in our annual report on Form 10-K, filed with the SEC on March 16, 2007, and in our quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 15, 2007, and is incorporated herein by reference.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our management’s discussion and analysis of our financial condition and results of operations was provided in our annual report on Form 10-K, filed with the SEC on March 16, 2007, and in our quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 15, 2007, and is incorporated herein by reference.

BUSINESS

A description of our Business was provided in our annual report on Form 10-K, filed with the SEC on March 16, 2007 and such description is incorporated herein by reference.

MANAGEMENT

Our management is described in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2007 and such description is incorporated herein by reference.

EXECUTIVE COMPENSATION

Our executive compensation is described in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2007 and is incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Information relating to transactions with related persons was provided in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2007 and such information is incorporated herein by reference.

PRINCIPAL STOCKHOLDERS

Information relating to beneficial ownership of our common stock by certain stockholders and by our management is provided in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2007, and such information is incorporated herein by reference.

SELLING STOCKHOLDERS

This prospectus covers shares sold in our private placement of common stock in February 2006 (the “February Private Placement”). Some of the shares sold in the February Private Placement were purchased by Friedman, Billings, Ramsey & Co., Inc., or FBR, as initial purchaser, and offered by it to qualified institutional buyers and non-U.S. persons in transactions that are exempt from registration under the Securities Act. The remaining shares sold in the February Private Placement were sold directly to “accredited investors” as defined by Rule 501(a) under the Securities Act pursuant to an exemption from registration under the Securities Act. FBR acted as sole placement agent in the February Private Placement.

The following table sets forth information about the number of shares owned by each selling stockholder that may be offered from time to time under this prospectus. Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by any such selling stockholders may be deemed to be underwriting commissions.

The table below has been prepared based upon the information furnished to us by the selling stockholders as of June 9, 2006. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table. Information concerning the selling stockholders may change from time to time and, if necessary, we will supplement this prospectus accordingly. We cannot give an estimate as to the amount of shares of common stock that will be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus.

None of the selling stockholders are broker-dealers and certain of the selling stockholders are affiliates of broker-dealers. We have been advised that each of such selling stockholders purchased our common stock in the ordinary course of business, not for resale, and that none of such selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the common stock. If the shares are to be sold by transferees of the selling stockholders under this prospectus and the shares are not sold pursuant to the Plan of Distribution in the registration statement, we must file a post-effective amendment to the registration statement that includes this prospectus or a prospectus supplement, amending the list of selling stockholders to include the transferee as a selling stockholder. Upon being notified by a selling stockholder that it intends to use an agent or principal to sell their shares, a post-effective amendment to the registration statement that includes this prospectus will be filed, naming the agent or principal as an underwriter and disclosing the compensation arrangement. All selling stockholders are subject to Rule 105 of Regulation M and are precluded from engaging in any short selling activities prior to effectiveness and for as long as they are participants in the offering.

Selling Stockholders	Shares of Common Stock Beneficially Owned Prior to Offering	Shares of Common Stock to be Sold	Beneficial Ownership After Offering if All Shares are Sold	Percent of Class Owned After Offering if All Shares are Sold
Steven T. Akers	100	100	—	—
Leslie Lee Alexander	343,000	343,000	—	—
Gerald J. Allen (1)	5,500	5,500	—	—
Gerald Allen Charles Schwab & Co Inc. Cust IRA Rollover (1)	620	620	—	—
Allied Funding, Inc. (2)	28,600	28,600	—	—
David Alperin	100	100	—	—
Noreen M. Ananea	100	100	—	—
Lisa Anderson	100	100	—	—
Roland J. Anderson & Fanny M. Anderson (1)	1,490	1,490	—	—
T. Anderson & J. Anderson TTEE Anderson Family Rev. TR U/A DTD 9/23/02 (1)	2500	2500	—	—
Apple Ridge Partners LP (3)	35,000	35,000	—	—
Jocefa Araujo	100	100	—	—
Maureen K. Aukerman Charles Schwab & Co. Inc. Cust IRA Rollover (1)	1,220	1,220	—	—
Robin Baglin	100	100	—	—
David Baker	35,000	35,000	—	—
Marilyn Baker	100	100	—	—
Richard Bakulski	100	100	—	—
Carol Balsay	100	100	—	—
Bamberger Ceccarelli Dicicco Sanders URSE TTEE Orthopedic Associates of Southwestern Ohio~Profit Sharing Plan (1)	4,570	4,570	—	—
Linda Banks	100	100	—	—
John A Barron(1)	570	570	—	—
Baxer-Hazel Funeral Home (1)	610	610	—	—
Michael Baum #	2,000	2,000	—	—
Bay Pond Partners L.P. (Bermuda) (4)	180,000	180,000	—	—
Bay Pond Partners, L.P. (4)	550,000	550,000	—	—
Bear Stearns Securities Corp Cust., Steven Emerson Roth IRA	47,200	47,200	—	—
Bear Stearns Securities Corp. Cust., Steven Emerson Roth R/O IRA II	300,000	300,000	—	—
Pamela Beaulieu	100	100	—	—
Elaine S Berman SEP-IRA (1)	830	830	—	—
Elaine S. Berman Trust~DTD 6/30/95~Elaine S. Berman TTEE U/A DTD 6/30/95 (1)	860	860	—	—
Elaine S. Berman Benificiary Inherited IRA (1)	870	870	—	—
Bermuda Partners. L.P. (5)	84,500	84,500	—	—
Diana M Best Charles Schwab & Co Inc. Cust IRA Rollover (1)	3,260	3,260	—	—
Kathy Betteridge	100	100	—	—
Vivan D. Bischel TTEE Vivan D. Bishel Rev Liv Trust U/A DTD 11/18/1993 (1)	1,790	1,790	—	—

Monte R. Black: Eubel Brady (1)	6,370	6,370	—	—
Dianne Blankeney	100	100	—	—
William J. Blizzard, Jr.	100	100	—	—
Blueprint Partners LP (6)	40,000	40,000	—	—
Howard C. Bluver	3,500	3,500	—	—
Teri Bohnsack	100	100	—	—
Boston Partners All Cap Value Fund (7)	4,740	4,740	—	—
Bow River Capital Fund, LP (8)	71,428	71,428	—	—
Bow River Capital Fund II, LP (8)	71,429	71,429	—	—
Erika Boyle	100	100	—	—
Michael Glenn Bradshaw Charles Schwab & Co. Inc. Cust. IRA Rollover (1)	2,900	2,900	—	—
Judy A. Brown	100	100	—	—
Rozanne Brownbill	100	100	—	—
Brunswick Master Pension Trust (7)	41,800	41,800	—	—
Norman Burdick	100	100	—	—
Burlingame Equity Investors (Offshore), Ltd (9)	65,262	65,262	—	—
Burlingame Equity Investors, LP (9)	157,637	157,637	—	—
Burlingame Equity Investors II, LP (9)	20,001	20,001	—	—
Siobhain Byrne	100	100	—	—
Jeremy Cadle	100	100	—	—
Canyon Value Realization Fund (Cayman) Ltd. (10)	17,500	17,500	—	—
Canyon Value Realization Fund, L.P. (11)	7,500	7,500	—	—
Pamela S Carroll (1)	490	490	—	—
Douglas S. Carson #	500	500	—	—
CastleRock Fund Ltd (5)	406,400	406,400	—	—
CastleRock Partners, L.P. (12)	618,800	618,800	—	—
CastleRock Partners II LP (12)	51,800	51,800	—	—
Catalyst Master Fund Ltd (13) #	34,711	34,711	—	—
Deborah Cecere	100	100	—	—
Chesed Foundation of America (14)	401,786	401,786	—	—
Kimberly Christian	100	100	—	—
Cindu International Pension Fund (7)	5,800	5,800	—	—
Kevin Clausen	100	100
Cassandra Clemons	100	100	—	—
Ger Clifford	100	100	—	—
Coleman Family Revocable Trust (15)	6,250	6,250	—	—
Laurence Colletti	100	100	—	—
Lusaida Colon	100	100	—	—
Jessica Conrad	100	100	—	—
Thomas Conrad	100	100	—	—
Jeffrey Corder	100	100	—	—
William Connett	100	100	—	—
Corsair Capital Investors Ltd (16)	79,000	79,000	—	—
Corsair Capital Partners LP (16)	566,857	566,857	—	—
Corsair Capital Partners 100, L.P. (16)	26,286	26,286	—	—
Corsair Long Short International Ltd (16)	12,572	12,572	—	—
Corsair Select, L.P. (16) #	140,000	140,000	—	—
Paul R. Crnkovi Charles Schwab & Co Inc. Cust IRA Rollover (1)	1,020	1,020	—	—
Cumber International S.A. (17)	284,853	284,853	—	—
Cumberland Benchmarked Partners L.P. (17)	653,287	653,287	—	—
Cumberland Long Partners LP (17)	2,471	2,471	—	—
Cumberland Partners (17)	961,965	961,965	—	—

Paul Darkovich	100	100	—	—
DB Alternative Trading (18) #	1,200,000	1,200,000	—	—
DCM Limited (13)	4,858	4,858	—	—
Rhonda Dean-Washington	100	100	—	—
Donald T. DeCarlo	10,000	10,000	—	—
Deephaven Event Trading Ltd (Cayman Islands) (19)	1,005,000	1,005,000	—	—
Deephaven Growth Opportunities Trading Ltd. (19)	397,500	397,500	—	—
Paul Thomas Dell'Isola #	40,000	40,000	—	—
Demetrios Diavatis #	7,500	7,500	—	—
Rick Deshields	100	100	—	—
Gregg A. Dickey	100	100	—	—
Cyndil Dillman	100	100	—	—
Drake Associates LP (20)	50,000	50,000	—	—
Veronica Eaton	100	100	—	—
EBS Partners, LP Primary Account A Partnership (1)	63,710	63,710	—	—
EJF Crossover Master Fund LP (21)	200,000	200,000	—	—
Electrical Workers Pension Fund Part A (7)	3,295	3,295	—	—
Electrical Workers Pension Fund Part B (7)	2,810	2,810	—	—
Electrical Workers Pension Fund Part C (7)	1,250	1,250	—	—
Cyndil Eillot	100	100	—	—
Emerson Electric Company (22)	65,000	65,000	—	—
Endurance Fund (22)	44,700	44,700	—	—
Dominic T. Farris	100	100	—	—
Francis J. Fabrizio #	5,000	5,000	—	—
Thomas L. Falvey & Mary Leslie Falvey (1)	2,220	2,220	—	—
Far West Capital Partners LP (22)	638,345	638,345	—	—
Thomas A. Faries #	3,000	3,000	—	—
Farvane Limited (13)	3,156	3,156	—	—
Harold A. Ferguson Jr. & Lois Maire Ferguson (1)	1,490	1,490	—	—
Donna Fields	100	100	—	—
David Filley	100	100	—	—
First Financial Fund, Inc. (4)	350,000	350,000	—	—
Michael Fiorina	100	100	—	—
Todd Fitzsimmons	100	100	—	—
Fleet Maritime, Inc (13)	115,360	115,360	—	—
Fort Mason Master, L.P. (23)	670,799	670,799	—	—
Fort Mason Partners, L.P. (23)	43,501	43,501	—	—
Found-Mor LLC(1)	7,110	7,110	—	—
Friedman, Billings, Ramsey Group, Inc. (24) #	2,560,569	2,560,569	—	—
Janelle I. Friedman	100	100	—	—
Susan J. Gagnon TTEE Susan J. Gagon Revocable Lining Trust UA DTD 8/30/95 (1)	3,760	3,760	—	—
George Weiss Associates Inc. Profit Sharing Plan (25)	165,000	165,000	—	—
William I Gharst TTEE Jonell L. Gharst Rev Liv Trust OTO 3/18/1997 (1)	4,250	4,250	—	—
Carrie Gibson	100	100	—	—
Matthew Gillespie	100	100	—	—
GMI Master Retirement Trust (7)	71,500	71,500	—	—
Carl William Goeckel Charles Schwab & Co Inc. Cust IRA (1)	3,840	3,840	—	—
James R. Goldstein (1)	810	810	—	—
Barry J. Gossett	100	100	—	—
Jennifer Graham	100	100	—	—
David Greer #	40,000	40,000	—	—
Jeffrey M. Grieco~Revocable Living Trust DTD 7/19/2001~Jeffrey M. Grieco, TTEE (1)	1,290	1,290	—	—

Yvonne A. Grieco TTEE Trust UA DTD 07/19/2001 (1)	1,210	1,210	—	—
Joseph C. Grumbles	100	100	—	—
Martin J. Grunder, Jr. Charles Schwab & Co Inc. Cust IRA Rollover(1)	670	670	—	—
Carmine Guerro Charles Schwab & Co Inc. Cust IRA Rollover (1)	3,010	3,010	—	—
C. Guerro & W. Guerro TTEE Carmine & Wendy Guerro Living Trust U/A DTD 7/31/2000	1,530	1,530	—	—
Samantha Gumenick	14,200	14,200	—	—
Paul S. Guthrie & Cynthia J. Guthrie (1)	2,180	2,180	—	—
Bridgette Helms IRA	1,250	1,250	—	—
Timothy Habeck	100	100	—	—
Lauren M. Hadyk	100	100	—	—
Julie Harrison	100	100	—	—
Stephen L. Harrison IRA	1,250	1,250	—	—
Steven Hartman	100	100	—	—
Bradley J. Hausfeld Charles Schwab & Co Inc. IRA Rollover (1)	880	880	—	—
Thomas L. Hausfeld Charles Schwab & Co Inc. IRA Rollover (1)	560	560	—	—
Thomas L. Hausfeld TTEE Auto Disposal Systems Inc. 401(k) DTD 1/1/95 All Cap Value A/C (1)	970	970	—	—
Hagerstown Teamsters & Motor Carriers Pension (7)	4,140	4,140	—	—
Paul Hays	100	100	—	—
Peter Helms IRA	1,250	1,250	—	—
Ashley Herron	100	100	—	—
Highbridge Event Driven/Relative Value Fund, LP (26)	159,525	159,525	—	—
Highbridge Event Driven/Relative Value Fund, Ltd. (27)	1,277,975	1,277,975	—	—
Audrey J. Hill	100	100	—	—
Kimberly Hill	100	100	—	—
Patricia Hill	100	100	—	—
HFR HE Platinum Master Trust (17)	67,365	67,365	—	—
HFR HE Systematic Master Trust (5)	238,500	238,500	—	—
Highbridge Int'l LLC (26)	1,062,500	1,062,500	—	—
George W. Hicks (1)	1,220	1,220	—	—
Nosrat Makky Hillman (1)	660	660	—	—
Nosrat M. Hillman Charles Schwab & Co Inc. Cust IRA Rollover (1)	860	860	—	—
Hod Foundation (27)	669,643	669,643	—	—
Shirley Hodge	100	100	—	—
Steven Holcomb	100	100	—	—
Stauart D. Hollander	100	100	—	—
Eva Holmgren	100	100	—	—
Thomas Holton TTEE Marjorie G. Kasch Irrevocable Trust U/A/ DTD 03/21/1980 (1)	990	990	—	—
Alan Horn	100	100	—	—
Michael A. Houser & H. Stephen Wargo (1)	390	390	—	—
Stephen L. Hopf & Cynthia Hopf (1)	890	890	—	—
Kristine A. Horuath	100	100	—	—
HSBC Guyerzeller Trust Co., as trustee for The Green Forest Trust (13)	28,020	28,020	—	—
Robin Hovanasian	100	100	—	—

Mary Howell	100	100	—	—
Cinthia A. Hrusch	100	100	—	—
Jane Hughes TTEE Giacomo Irrevocable Trust U/A/ DTD 11/30/00 (1)	5,710	5,710	—	—
Zachary Huke #	5,000	5,000	—	—
Gregory Hull (1)	470	470	—	—
Gregory Hull Charles Schwab & Co Inc. Cust IRA Rollover (1)	670	670	—	—
John Hutchinson	100	100	—	—
Victoria Peslak Hyman	57,000	57,000	—	—
Edward & Jill Im	3,125	3,125	—	—
Kathryn Ingram	100	100	—	—
Julia Inverarity	100	100	—	—
IOU Limited Partnership (28)	165,000	165,000	—	—
Ironworkers District Council of New England Pension (7)	6,400	6,400	—	—
Sheryl Jackman	100	100	—	—
Eileen M. Jackson Designated Beneficiary Plan (1)	1,830	1,830	—	—
Lawrence K. Jackson Charles Schwab & Co Inc. Cust IRA Contributory (1)	450	450	—	—
Kristen Jackson	100	100	—	—
Lawrence K. Jackson Designated Beneficiary Plan (1)	2,310	2,310	—	—
Alane Janicek	100	100	—	—
Denise Jenkins	100	100	—	—
Theresa A. Jennings	100	100	—	—
Thomas Jewel	100	100	—	—
Johnson Revocable Living Trust (29)	10,000	10,000	—	—
Lisa Johnson	100	100	—	—
Andrew Frank Jose #	17,857	17,857	—	—
Ann C. Karter (1)	11,430	11,430	—	—
Sonja K. Kasch TTEE Sonja K. Kasch Trust U/A/ DTD 10/26/2004 Kasch TTEE (1)	1,520	1,520	—	—
Stanley J. Katz Charles Schwab & Co Inc. Cust IRA Contributory (1)	620	620	—	—
Joseph C. Kavanagh #	5,000	5,000	—	—
Luke Kelly	100	100	—	—
Kings Road Investments Ltd (30)	714,300	714,300	—	—
Sharon Kleinman	100	100	—	—
Kimberly Kowalski	100	100	—	—
Anthony L. Kremer~ Charles Schwab & Co Inc. Cust IRA Rollover (1)	1,460	1,460	—	—
Anthony L. Kremer TTEE Anthony L. Kremer Revocable Living Trust U/A DTD 1/27/1998 (1)	1,250	1,250	—	—
Mary Ellen Kremer TTEE Mary Ellen Kremer U/A/ DTD 01/27/1998 (1)	1,500	1,500	—	—
John C. Kunesh & Sarah L. Kunesh (1)	1,210	1,210	—	—
Michael T. Kunesh TTEE Trust Agreement U/A/ DTD 02/10/1995 (1)	2,470	2,470	—	—
LJB Inc. Savings Plan & Trust U/A DTD 1/1/1985 FBO T. Beach - Stephen D. Williams TTEE	730	730	—	—
Raymond W. Lane (1)	2,450	2,450	—	—
Sharon Langer	100	100	—	—
Chritina Laroche	100	100	—	—
Carmen Lazar	100	100	—	—
Edward Lee	100	100	—	—

Joann Lefeure	100	100	—	—
Kathryn A. Leeper TTEE Kathryn Ann Leeper Trust U/A DTD 06/29/95 (1)	780	780	—	—
James T. Lehner Charles Schwab & Co Inc. Cust IRA Rollover (1)	2,670	2,670	—	—
Jeffrey Leo	100	100	—	—
Christine F. Lindeman Thomas Charles Schwab & Co Inc. Cust IRA Rollover (1)	1,340	1,340	—	—
Christine F. Lindeman Thomas Revocable Trust UA DTD 08/22/1991 (1)	3,870	3,870	—	—
Salvatore Liotta	100	100	—	—
Michael Lipson & Marilyn E. Lipson (1)	410	410	—	—
Diane Lloyd	100	100	—	—
Ronald Loekaby	100	100	—	—
Marita L. Longo	100	100	—	—
Longview Partners B LP (17)	226,695	226,695	—	—
Robert Lowry IRA (1)	460	460	—	—
Robert W. Lowry (1)	2,630	2,630	—	—
Sharon A. Lowry~IRA~Robert W. Lowry, POA (1)	2,210	2,210	—	—
Loyola University Employee's Retirement Plan Trust (7)	16,000	16,000	—	—
Loyola University of Chicago Endowment Fund (7)	16,900	16,900	—	—
L. Peck & D Vockell & S. Brinn & Otilia Fernandez Pediatrics~PSC 401(k) (1)	1,520	1,520	—	—
Samuel W. Lumby (1)	2,050	2,050	—	—
Michael G. Lunsford Charles Schwab & Co Cust. IRA Rollover (1)	910	910	—	—
Julie Lupoletti	100	100	—	—
David A. Lyons	28,571	28,571	—	—
MA Deep Event LTD (19)	97,500	97,500	—	—
Magnetar Capital Master Fund, Ltd (28)	536,430	536,430	—	—
Raj Maheshwari & Sarita Singh	35,700	35,700	—	—
Robert Majeski	100	100	—	—
William Malphurs	100	100	—	—
Maureen Manola	100	100	—	—
Darryl Marshall-Inman & Jennifer Marshall-Inman	3,125	3,125	—	—
Jean C. Marten (1)	410	410	—	—
Jean C Marten. Charles Schwab & Co Inc. Cust IRA Rollover (1)	970	970	—	—
Scott Martin	100	100	—	—
Michael J. Mathile~Revocable Living Trust DTD 10/03/96 (1)	3,010	3,010	—	—
Glen Matias	100	100	—	—
Barbara B. McCarty (1)	940	940	—	—
Linda McColloch	100	100	—	—
Patrick L. McGohan & Jackie L. McGohan (1)	1,380	1,380	—	—
William McKenzie	100	100	—	—
John O. McManus. ROTH IRA	27,200	27,200	—	—
John O. McManus. SEP IRA	40,800	40,800	—	—
Michael J. McQuiston Charles Schwab & Co Inc. Cust IRA Rollover (1)	1,750	1,750	—	—
Dennis Medo	100	100	—	—
Melchor Capital (31)	50,000	50,000	—	—
Metal Trades (7)	22,400	22,400	—	—
John E. Meyer (1)	64,270	64,270	—	—

Patricia Meyer-Dorn Charles Schwab & Co Inc. Cust IRA Contributory (1)	5,170	5,170	—	—
Miami Valley Cardiologists, Inc. Profit Sharing Plan Trust~EBS Equity 100 (1)	13,170	13,170	—	—
Ann K. Miller (1)	9,570	9,570	—	—
Grace G. Miller (1)	960	960	—	—
John J. Miller (1)	940	940	—	—
Minnesota Mining and Manufacturing Company (7)	351,400	351,400	—	—
Beth Mizoras	100	100	—	—
MJJM, LLC (32) #	140,000	140,000	—	—
Robert Montgomery	100	100	—	—
Richard Mowatt	100	100	—	—
Kathleen Murphy	100	100	—	—
Kathleen Murphy	100	100	—	—
Mark Murphy	100	100	—	—
Kenneth Murray	100	100	—	—
Mutual Finances Services Fund (33)	1,600,000	1,600,000	—	—
Neuhauser Capital LLC (34) #	150,000	150,000	—	—
Joyce Newell	100	100	—	—
Peter R. Newman Charles Schwab & Co Inc. Cust IRA Rollover (1)	3,460	3,460	—	—
Matthew Niarhakos	100	100	—	—
Sandra E. Nischwitz (1)	1,730	1,730	—	—
Milo Noble (1)	7,260	7,260	—	—
Melissa Olund	100	100	—	—
Virginia R. O’Neil & Edward J. O’Neil (1)	2,130	2,130	—	—
Richard Oshetoye	100	100	—	—
Aurelia Palcher~ Charles Schwab & Co Inc. Cust Roth Contributory IRA (1)	1,790	1,790	—	—
John E. Palcher Charles Schwab & Co Inc. Cust IRA Rollover (1)	740	740	—	—
Juan M. Palomar Charles Schwab & Co Inc. Cust IRA Rollover (1)	2,150	2,150	—	—
Park West Investors LLC (35)	576,098	576,098	—	—
Park West Partners International, Ltd. (35)	126,592	126,592	—	—
Syreeta Paskett	100	100	—	—
Nayann B Pazyniak Charles Schwab & Co Inc. Cust IRA Rollover (1)	460	460	—	—
Timothy A. Pazyniak & Charles A. Pazyniak Charles Schwab & Co. Inc. IRA Rollover (1)	4,020	4,020	—	—
Shelly Peffers	100	100	—	—
Natividad Pena	100	100	—	—
Peninsula Catalyst Fund, L.P. (36)	192,000	192,000	—	—
Peninsula Catalyst QP Fund, L.P. (36)	408,000	408,000	—	—
Peninsula Fund, L.P. (36)	600,000	600,000	—	—
Jeannine E. Phlipot (1)	1,190	1,190	—	—
Ronald Piply	100	100	—	—
Ronald E. Pipoly, Sr.	5,000	5,000	—	—
Bill Pitt	100	100	—	—
Michael Polachek	1,250	1,250	—	—
Matthew Porter	100	100	—	—
Portside Growth and Opportunity Fund (37) #	193,000	193,000	—	—
Darrell Price	100	100	—	—
Producers-Writers Guild of America (7)	23,400	23,400	—	—
Philip Puckett	100	100	—	—
Patricia Rainey	100	100	—	—

Rajnikant Ramji Shah and Dilroza Rajnikant Ramji Shah	25,000	25,000	—	—
Anita L. Rankin TTEE Anita L. Rankin Revocable Trust~U/A DTD 4/28/1995 (1)	540	540	—	—
Daniel J. Roach Charles Schwab & Co Inc. Cust IRA Rollover (1)	560	560	—	—
Carol Robbins	100	100	—	—
Robeco US Premium Equities Fund (EUR) (7)	14,360	14,360	—	—
Robeco US Premium Equities Fund (USD) (7)	58,600	58,600	—	—
Robert G. Schiro 2001 Trust (23)	213,600	213,600	—	—
Cindy Rosado	100	100	—	—
Paul J. Routh Charles Schwab & Co Inc. Cust IRA Contributory (1)	660	660	—	—
Cynthia Rudnickas	100	100	—	—
Christopher M. Ruff Charles Schwab & Co Inc. Cust IRA Rollover (1)	290	290	—	—
Melodee Ruffo	980	980	—	—
Dolores H. Russ TTEE Dolores H. Russ Trust DTD 4/20/2000 (1)	17,770	17,770	—	—
David L. Roer(1)	330	330	—	—
Jennifer A. Roer UTA Charles Schwab & Co. Inc. IRA (1)	510	510	—	—
David Ross TTEE The David Russ Trust U/A DTD 11/04/2000 (1)	1,730	1,730	—	—
Bruce Saulnier	100	100	—	—
Pate N. Saterides	100	100	—	—
Savannah International Longshoremen's Assoc Employers Pension Trust (7)	20,500	20,500	—	—
Michael Saxon	100	100	—	—
Harry Schlachter	100	100	—	—
Phillip Seals	100	100	—	—
Ryan See	100	100	—	—
Martha S. Senkiw TTEE Martha S. Senliw Revocable Living Trust U/A/ DTD 11/02/1998 (1)	690	690	—	—
Peter D. Senkiw~TTEE Peter D. Senkiw Revocable Living Trust U/A/ DTD 11/02/1998 (1)	700	700	—	—
Elizabeth Sexworth IRA	625	625	—	—
Jack Scherer & L. Scherer TTEE Jack R. Scherer Revocable Living Trust UAD 4/3/1997 (1)	2,220	2,220	—	—
Schoenfield & Schoenfield TTEE Angler Construction Company~401(k) Profit Sharing Plan (1)	460	460	—	—
Kimberly M. Shable	100	100	—	—
Sarah Shaffer	100	100	—	—
Marilyn Shy
Henry C. Sibley	100	100	—	—
Sisters of St. Joseph Carondelet (7)	8,600	8,600	—	—
Barbara Slaugenhoup	100	100	—	—
David Slyman Jr.(1)	340	340	—	—
Jacqueline Slyman (1)	2,500	2,500	—	—
Derek Smith	100	100	—	—
Joanetta Smith	100	100	—	—
Cynthia Stamper	100	100	—	—
Peter Nicholas Stathis	14,000	14,000	—	—
Steamfitters (7)	6,000	6,000	—	—
Steamfitters Pension (7)	8,200	8,200	—	—

Kevin Stein #	3,500	3,500	—	—
Patricia Stewart	100	100	—	—
Stratford Partners LP (38)	50,000	50,000	—	—
Gloria Stuart	100	100	—	—
Robert N. Sturwold Designated Beneficiary Plan (1)	910	910	—	—
Summer Street Cumberland Investors LLC (18)	94,446	94,446	—	—
Susan Schiro & Peter Manus Foundation (22)	10,500	10,500	—	—
Michael J. Suttman (1)	880	880	—	—
Steven K. Suttman Charles Schwab & Co Inc. Cust IRA Rollover (1)	900	900	—	—
Jennifer Switkowski	100	100	—	—
Lisa M. Szalek	100	100	—	—
N. Tabrah & A. Altman TTEE Obstetrics & Gynecology Inc. Profit Sharing Plan U/A/ DTD 10/1/1980~FBO S. Reddy (1)	710	710	—	—
Michelle L. Tagliamonte Charles Schwab & Co Inc. Cust IRA Rollover (1)	930	930	—	—
Dege Taylor	100	100	—	—
Theresa Thacker	100	100	—	—
The Catalyst Strategic Event Master Fund Ltd (14)	13,895	13,895	—	—
Eli Tissser	100	100	—	—
Gregory J. Thomas TTEE Trust U/A DTD 08/22/91 (1)	770	770	—	—
Debra Thompson	100	100	—	—
Phyllis Thompson	100	100	—	—
William M. Thorton & Carla D. Thornton (1)	2,140	2,140	—	—
Gregory J. Thomas SEP IRA C/O TK Harris Commercial (1)	550	550	—	—
Tivoli Partners LP (39)	71,430	71,430	—	—
TNM Investments LTD (1)	450	450	—	—
Anica Toth	100	100	—	—
Town of Darien Employee Pension (7)	6,885	6,885	—	—
Town of Darien Police Pension (7)	5,945	5,945	—	—
Joann Troiano	100	100	—	—
Stephen Ungar	100	100	—	—
United Capital Management (40)	35,715	35,715	—	—
University of Richmond Endowment Fund (7)	20,600	20,600	—	—
University of Southern California Endowment Fund (7)	46,200	46,200	—	—
Upnorth Investments, Ltd. Trust (1)	19,000	19,000	—	—
Carol Usay	100	100	—	—
Barr Venson	100	100	—	—
Verizon (7)	248,215	248,215	—	—
Verizon VEBA (7)	54,200	54,200	—	—
Philip H. Wagner TTEE Trust U/A Philip H. Wagner Revocable Trust DTD 11/01/2000 (1)	23,250	23,250	—	—
P. Wagner TTEE Philip H. Wagner Trust by~Eloise P. Wagner 12/06/1993 FBO P. Wagner (1)	390	390	—	—
John Walters	100	100	—	—
Charles T. Walsh TTEE The Charles T. Walsh Trust U/A/ DTD 12/06/2000 (1)	3,590	3,590	—	—
John M. Walsh, Jr. Charles Schwab & Co Inc. Cust IRA Rollover (1)	1,390	1,390	—	—
Sheila Watson	100	100	—	—
Maureen D. Weaver Charles Schwab & Co Inc. Cust IRA Rollover (1)	770	770	—	—

Allison D. Weiss Irrevocable Trust DTD May 12, 1989 (41)	70,000	70,000	—	—
Michael J. Wenzler (1)	460	460	—	—
Dianne L. Wherry	100	100	—	—
Barbara White	100	100	—	—
Wilbur L. Brown & Evilina A. Brown All Cap Value (1)	3,820	3,820	—	—
Wildlife Conservation Society (7)	11,600	11,600	—	—
Palmer Williams, Jr.	100	100	—	—
Brian Wilmovsky SEP IRA	1,875	1,875	—	—
Leo K. Wingate & Katherine H. Wingate	830	830	—	—
Benny Wong	100	100	—	—
Joseph Wood & Rosemary Wood (1)	1,220	1,220	—	—
Christopher Woodruff	100	100	—	—
Tammy Woody	100	100	—	—
Gary M. Youra Charles Schwab & Co Inc. Cust IRA Rollover (1)	2,960	2,960	—	—
Karen Zell	100	100	—	—

*	Less than one percent

#	Broker-dealer affiliate

(1)
We have been advised by the selling stockholder that Eubel Brady and Suttman Asset Management, Inc. (“EBS”) have voting and investment power over the shares of common stock. However, the selling stockholder is not precluded from directly exercising voting or dispositive authority over the shares common stock. EBS’ Investment Policy Committee sets investment policy and guidelines. The Research Group acts as the portfolio manager, determining individual security selections for client accounts. The individuals on these committees are: Mark E. Brady (IPC, RG), Ronald L. Bubel (IPC, RG), Robert J. Suttman II (IPC), Bernard J. Hollgreive (IPC, RG), William E. Hazel (IPC), Paul D. Crichioo (IPC, RG), Kenneth E. Leist (IPC, RG) and Aaron Hillman, Research Analyst (RG).

(2)	We have been advised by the selling stockholder that Ken Perry has voting and dispositive power over the shares of common stock.

(3)	We have been advised by the selling stockholder that Jay Spellman has voting and dispositive power over the shares of common stock.

(4)
We have been advised by the selling stockholder that Wellington Management Company, LLP, as investment advisor to the selling stockholder, has voting and dispositive power over the shares of common stock.

(5)
We have been advised by the selling stockholder that CastleRock Asset Management, Inc., as investment advisor to the selling stockholder, has voting and dispositive power over the shares of common stock.

(6)	We have been advised by the selling stockholder that Raj Iduani, as Manager of the selling stockholder, has voting and dispositive power over the shares of common stock.

(7)
We have been advised by the selling stockholder that Boston Partners Asset Management, LLC, acting in its capacity as investment adviser, has voting and dispositive power over the shares of common stock.

(8)	We have been advised by the selling stockholder that Bernard Darre, Blair Richardson and Eric Wolt have voting and dispositive power over the shares of common stock.

(9)
We have been advised by the selling stockholder that Burlingame Asset Management, LLC, as general partner and investment manager of the selling stockholder, has voting and dispositive power over the shares of common stock.

(10)
We have been advised by the selling stockholder that Canyon Capital Advisor LLC is its investment advisor. The managing partners of the investment advisor are Joshua S. Friedman, Mitchell R. Julis and K. Robert Turner. Joshua S. Friedman, Mitchell R. Julis and K. Robert Turner own all of the ordinary shares of selling stockholder and have voting and dispositive power over the shares of common stock.

(11)
We have been advised by the selling stockholders that Canpartners Investments III, L.P. and Canyon Capital Advisors LLC are the controlling entities of the selling stockholder. The general partner of the selling stockholder is Canpartners Investments III, L.P. and the general partner of Canpartners Investments III, L.P. is Canyon Capital Advisors LLC. The managing partners of Canyon Capital Advisors LLC are Joshua S. Friedman, Mitchell R. Julis and K. Robert Turner.

(12)
We have been advised by the selling stockholder that CastleRock Management LLC, as general partner and investment advisor to the selling stockholder, has voting and dispositive power over the shares of common stock.

(13)
We have been advised by the selling stockholder that Frank Gallagher and Peter Drippe have voting and dispositive power over the shares of common stock. Frank Gallagher and Peter Drippe disclaim beneficial ownership over the shares of common stock.

(14)	We have been advised by the selling stockholder that George Karfunkel has voting and dispositive power over the shares of common stock.

(15)	We have been advised by the selling stockholder that Ron Coleman and Michelle Coleman, as the trustees of the selling stockholder, have voting and dispositive power over the shares of common stock.

(16)	We have been advised by the selling stockholder that Jay Petscheck and Steven Major have voting and dispositive power over the shares of common stock.

(17)
We have been advised by the selling stockholder that Cumberland Associates acts as its investment manager. The investment manager has voting and dispositive control over the shares of common stock. The principals of the investment manager are Bruce Wilcox, Andrew Wallach and Brad Gendell. The investment manager, Bruce Wilcox, Andrew Wallach and Brad Gendell disclaim beneficial ownership of the shares of common stock.

(18)
We have been advised by the selling stockholder that David Baker has voting and dispositive power over the shares of common stock. The selling stockholder is an affiliate of Deutsche Bank AG London, which has a subsidiary Deutsche Bank Securities, Inc. which is an NASD member.

(19)
We have been advised by the selling stockholder that Deephaven Capital Management LLC (“Deephaven”) is registered with the SEC as an investment advisor under the provisions of the Investment Advisors Act of 1940. Deephaven is the investment advisor to the selling stockholder. As investment advisor to the selling stockholder, Deephaven has indirect ownership of the shares of common stock with full voting and dispositive power with respect to the shares of common stock. Deephaven disclaims beneficial ownership of the shares of common stock.

(20)	We have been advised by the selling stockholder that Alexander Rutherford has voting and dispositive power over the shares of common stock.

(21)	We have been advised by the selling stockholder that Emanuel J. Friedman has voting and dispositive power over the shares of common stock.

(22)	We have been advised by the selling stockholder that Robert G. Schiro has voting and dispositive power over the shares of common stock.

(23)
We have been advised by the selling stockholder that Fort Mason Capital, LLC, as general partner of the selling stockholder, exercises sole voting and investment authority over the shares of common stock. Mr. Daniel German serves as the sole managing member of Fort Mason Capital, LLC. Fort Mason Capital, LLC and Mr. German each disclaim beneficial ownership of the shares of common stock, except to the extent of its or his pecuniary interest therein, if any.

(24)
We have been advised by the selling stockholder that Eric F. Billings, Chairman and CEO, FBR Group, and Richard J. Hendri,x President and COO, FBR Group, have voting and dispositive power over the shares of common stock. Eric F. Billings and Richard J. Hendrix each disclaim beneficial ownership of the shares of common stock. The selling stockholder owns FBR Investment Services, Inc. and owns 70% of FBR & Co., Inc., each of whom are broker-dealers.

(25)	We have been advised by the selling stockholder that George A. Weiss, as trustee of the selling stockholder, has voting and dispositive power over the shares of common stock.

(26)	We have been advised by the selling stockholder that Highbridge Capital Management has voting and dispositive power over the shares of common stock.

(27)	We have been advised by the selling stockholder that Michael Karfunkel has voting and dispositive power over the shares of common stock.

(28)	We have been advised by the selling stockholder that George A. Weiss, as general partner of the selling stockholder, has voting and dispositive power over the shares of common stock.

(29)
We have been advised by the selling stockholder that Richard J. Johnson and Clasiria M. Johnson, as trustees of the selling stockholder, have voting and dispositive power over the shares of common stock.

(30)
We have been advised by the selling stockholder that it is a wholly-owned subsidiary of Polygon Global Opportunities Master Fund (“Master Fund”). Polygon Investment Partners Ltd. and Polygon Investment Partners LP (the “Investment Managers”), Polygon Investments Ltd. (the “Manager”), the Master Fund, Alexander Jackson, Reade Griffin and Paddy Dear share voting and dispositive powers of the common stock held by the selling stockholder. The Investment Managers, the Manager, Alexander Jackson, Reade Griffin and Paddy Dear disclaim beneficial ownership of the shares of common stock held by the selling stockholder.

(31)	We have been advised by the selling stockholder that Gregory L. Melchor has voting and dispositive power over the shares of common stock.

(32)	We have been advised by the selling stockholder that Jonathan L. Billings and Elizabeth G. Billings have voting and dispositive power over the shares of common stock.

(33)
We have been advised by the selling stockholder the Franklin Mutual Advisers, LLC (“FMA”), an investment advisor registered with the SEC under the Investment Advisers Act of 1940, is the investment advisor to the selling stockholder. Pursuant to an investment advisory agreement with the selling stockholder the Fund has sole voting and investment power over the shares of common stock. Certain of FMA’s executive officers have the power to (i) vote or direct the vote and (ii) dispose or direct the disposition of the shares of common stock. Nome of FMA’s executive officers, nor FMA itself, has any interest in dividends or proceeds from the sale of the shares of common stock and each disclaims beneficial ownership of any of the shares of common stock.

(34)	We have been advised by the selling stockholder that James C. Newhauser, as managing member of the selling stockholder, has voting and dispositive power over the shares of common stock.

(35)	We have been advised by the selling stockholder that Peter A. Park has voting and dispositive power over the shares of common stock.

(36)	We have been advised by the selling stockholder that Peninsula Capital Management, Inc. has voting and dispositive power over the shares of common stock.

(37)
We have been advised by the selling stockholder that Ramius Capital Group, L.L.C. (‘Ramius Capital”) is the investment adviser to the selling stockholder and consequently has voting control and investment discretion over the common stock. Ramius Capital disclaims beneficial ownership of the shares held by the selling stockholder. Peter A. Cohen, Morgan B. Stark, Thomas W. Strauss and Jeffery M. Solomon are the sole managing members of C4S & Co., L.L.C., the sole managing member of Ramius Capital. As a result Messrs. Cohen, Stark, Strauss and Solomon may be considered beneficial owners of any common stock to be beneficially owned by Ramius Capital. Messrs. Cohen, Stark, Strauss and Solomon disclaim beneficial ownership of these shares.

(38)	We have been advised by the selling stockholder that Chad Comiteau has voting and dispositive power over the shares of common stock.

(39)	We have been advised by the selling stockholder that Peter Kenner has voting and dispositive power over the shares of common stock.

(40)	We have been advised by the selling stockholder that James A. Lustig has voting and dispositive power over the shares of common stock.

(41)	We have been advised by the selling stockholder the Steven C. Kleinman and David M. Call, as trustees of the selling stockholder, have has voting and dispositive power over the shares of common stock.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of our capital stock.

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. As of August 1, 2007, 59,959,000 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

The following summary of certain provisions of the common stock and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our amended and restated certificate of incorporation and by the provisions of applicable law.

Common Stock

Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by the stockholders and there are no cumulative voting rights. Subject to preferences to which holders of preferred stock may be entitled, holders of common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. See “Dividend Policy.” If there is a liquidation, dissolution or winding up of AmTrust, holders of common stock would be entitled to share in our assets remaining after the payment of liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate in the future.

Preferred Stock

Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, to issue shares of preferred stock in one or more series without stockholder approval. Each series of preferred stock will have the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as will be determined by the board of directors. The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays and uncertainties associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding voting stock. Our board of directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of our common stock. There are no current agreements or understandings for the issuance of preferred stock and our board of directors has no present intention to issue any shares of preferred stock.

Effect of Amended and Restated Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Our amended and restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. In addition, our amended and restated certificate of incorporation and bylaws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by a resolution adopted by a majority of our board of directors or by our chief executive officer. Stockholders are not permitted to call a special meeting or require our board of directors to call a special meeting.

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before our annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of director candidates or proposals regarding other business to come before a special or annual meeting, the bylaws may have the effect of precluding the conduct of proposed business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after the date the business combination is approved by the board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Limitation of Liability and Indemnification of Directors and Officers

As permitted by the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law and we may advance expenses to our directors, officers and employees in connection with a legal proceeding, subject to limited exceptions. As permitted by the Delaware General Corporation Law, our amended and restated certificate of incorporation provides that:

•	we shall indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•
we may purchase and maintain insurance on behalf of our current or former directors, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company. The address of the transfer agent and registrar is 59 Maiden Lane, Plaza Level, New York, New York 10038. The transfer agent/registrar is under common control with AmTrust. See “Certain Relationships and Related Transactions.”

SHARES ELIGIBLE FOR FUTURE SALE

The sale of a substantial amount of our common stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock. The sale of a substantial amount of common stock in the public market in the future by these selling stockholders could adversely affect the prevailing market price of our common stock and our ability to raise equity capital in the future.

We have 59,959,000 shares of common stock outstanding as of August 1, 2007. We have filed with the SEC a registration statement on which this prospectus is a part related to the resale by certain of our stockholders of up to 25,584,000 shares of our common stock. All of the shares of our common stock sold under this prospectus are freely tradable without restriction or further registration under the Securities Act, unless the shares were purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act. Any shares purchased by an affiliate may not be resold except in compliance with Rule 144 volume limitations, manner of sale and notice requirements of Rule 144, pursuant to another applicable exemption from registration or pursuant to an effective registration statement.

In general, under Rule 144 as currently in effect, if one year has elapsed since the date of acquisition of restricted stock from us or any of our affiliates and we have been a public reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for at least 90 days, the holder of such restricted stock can sell the shares, provided that the number of shares sold by such person within any three-month period cannot exceed the greater of:

•	1% of the total number of shares of our common stock then outstanding; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about us. If two years have elapsed since the date of acquisition of restricted stock from us or any of our affiliates and the holder is not one of our affiliates at any time during the three months preceding the proposed sale, such person can sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

No assurance can be given as to (i) the likelihood that an active market for our common stock will continue, (ii) the liquidity of any such market, (iii) the ability of the stockholders to sell the shares or (iv) the prices that stockholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of common stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the common stock. See “Risk Factors—Risks Related to Our Common Stock.”

Lock-Up Agreements

In connection with the private placement of our common stock in February 2006, all of our directors, executive officers and existing stockholders agreed to be restricted in their ability to sell, pledge or otherwise dispose of or transfer their common stock for a period of 30 days before or 180 days following completion of an initial public offering by us. See “Plan of Distribution.”

REGISTRATION RIGHTS

We entered into a registration rights agreement in connection with our private placement of common stock in February 2006. In the registration rights agreement we agreed, for the benefit of FBR and the purchasers of our common stock in the private placement, that we will, at our expense:

•
file with the SEC (which occurred pursuant to the filing of the registration statement of which this prospectus is a part) no later than 150 days following the closing date of the private placement a registration statement registering for resale the shares of our common stock covered by this prospectus, and any additional shares of common stock issued in respect thereof whether by stock dividend, stock split or otherwise;

•	use all commercially reasonable efforts to cause the registration statement to become effective under the Securities Act as soon as practicable after the filing; and

•	continuously maintain the effectiveness of the registration statement under the Securities Act until the first to occur of:

•	the sale, transfer or other disposition of all of the shares of common stock covered by the registration statement or pursuant to Rule 144 under the Securities Act;

•	the shares covered by the registration statement are no longer outstanding; or

•	the second anniversary of the initial effective date of the registration statement.

We have filed the shelf registration statement of which this prospectus is a part to satisfy our obligations under the registration rights agreement. Pursuant to the terms of the registration rights agreement, we were required to file the original registration statement by July 8, 2006 and we met this deadline.

Notwithstanding the foregoing, we will be permitted, under limited circumstances, to suspend the use, from time to time, of the prospectus that is part of a registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods,” if, among other things, any of the following occurs:

•
the representative of the underwriters of an underwritten offering of primary shares by us has advised us that the sale of our common stock under the shelf registration statement would have a material adverse effect on such primary offering;

•
a majority of the independent members of our board of directors, in good faith, determines that (i) the offer or sale of any shares of our common stock would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization or other significant transaction involving us; or (ii) after the advice of counsel, the sale of the shares covered by the shelf registration statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law and (a) we have a bona fide business purpose for preserving the confidentiality of the proposed transaction, (b) disclosure would have a material adverse effect on us or our ability to consummate the proposed transaction or (c) the proposed transaction renders us unable to comply with SEC requirements; or

•
a majority of the independent members of our board of directors, in good faith, after advice of counsel, determines that we are required by law, rule or regulation to supplement the shelf registration statement or file a post-effective amendment to the shelf registration statement in order to incorporate information into the shelf registration statement for the purpose of (i) including in the shelf registration statement any prospectus required under Section 10(a)(3) of the Securities Act; (ii) reflecting in the prospectus included in the shelf registration statement any facts or events arising after the effective date of the shelf registration statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein or the change in the information set forth in the prospectus or (iii) including in the prospectus included in the shelf registration statement any material information with respect to the plan of distribution not disclosed in the shelf registration statement or any material change to such information.

The cumulative blackout periods in any one year period commencing on the closing of the offering may not exceed an aggregate of 90 days and furthermore may not exceed 60 days in any rolling 90-day period.

A holder that sells our common stock pursuant to a registration statement or as a selling stockholder pursuant to an underwritten public offering generally will be required to be named as a selling stockholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification rights and obligations). In addition, each holder of our common stock will be required to deliver information to be used in connection with the shelf registration statement within a twenty business-day period following receipt of notice from us in order to have such holder’s shares of our common stock included in the shelf registration statement.

In connection with our filing of a registration statement, we agreed to use all commercially reasonable efforts to maintain the criteria for listing our common stock on the Nasdaq Global Market.

PLAN OF DISTRIBUTION

General

We have registered the common stock covered by this prospectus to permit the selling stockholders to conduct public trading of these from time to time. Our shares of common stock are quoted on the Nasdaq Global Market, and the selling stockholders and any of their pledgees, donees, assignees and successors-in-interest selling shares received from a named selling stockholder or as a gift, partnership distribution or other non-sale related transaction after the date of this prospectus (all of whom may be selling stockholders) may, from time to time, sell any or all of their shares of our common stock on the trading market or any other stock exchange, market or trading facility on which our shares of common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	any other method permitted pursuant to applicable law; or

•	under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus. The selling stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute our common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because some of the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The stockholders have advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the particular common shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

CUSIP Number

The Committee on Uniform Securities Identification Procedures assigns a unique number, known as a CUSIP number, to a class or issue of securities in which all of the securities have similar rights. Upon issuance, the common shares covered by this prospectus included shares with three different CUSIP numbers, depending upon whether the sale of the shares to the selling stockholder was conducted (a) by us under Rule 506 of Regulation D, (b) by Friedman, Billings, Ramsey & Co., Inc., as the initial purchaser, under Rule 144A or (c) by the initial purchaser under Regulation S. Prior to any registered resale, all of the securities covered by this prospectus are restricted securities under Rule 144 and their designated CUSIP numbers refer to such restricted status.

Any sales of our common shares by means of this prospectus must be settled with common shares bearing our general (not necessarily restricted) common shares CUSIP number. A selling stockholder named in this prospectus may obtain shares bearing our general common shares CUSIP number for settlement purposes by presenting the shares to be sold (with a restricted CUSIP), together with a certificate of registered sale, to our transfer agent, American Stock Transfer & Trust Company. The form of certificate of registered sale is available from us upon request. The process of obtaining such shares might take a number of business days. SEC rules generally require trades in the secondary market to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, a selling stockholder who holds securities with a restricted CUSIP at the time of the trade might wish to specify an alternate settlement cycle at the time of any such trade to provide sufficient time to obtain the shares with an unrestricted CUSIP in order to prevent a failed settlement.

Lock-Up Arrangements

Upon an initial public offering by us, our directors, executive officers and existing stockholders generally will not be able to sell shares of our common stock for a period of 30 days prior to or 180 days following the effective date of the registration statement with respect to the initial public offering. See “Description of Capital Stock—Registration Rights.”

Subject to applicable securities laws, our directors, executive officers and existing stockholders may transfer their shares of our common stock: (i) as a bona fide gift or gifts, provided that the donees agree to be bound by the same restrictions; (ii) to any trust for the direct or indirect benefit of the stockholder or the immediate family of the stockholder, provided that the trustee agrees to be bound by the same restrictions; (iii) as a distribution to its stockholders, partners or members, provided that such stockholders, partners or members agree to be bound by the same restrictions; (iv) as required under any of our benefit plans or our bylaws; (v) as collateral for any loan, provided that the lender agrees to be bound by the same restrictions; (vi) with respect to sales of securities acquired in the open market; or (vii) to an executor or heir in the event of the death of the stockholder, provided that the executor or heir agrees to be bound by the same restrictions. In addition, the restrictions described above do not apply to the exercise of any options or other convertible securities granted under any of our benefit plans.

In addition, upon an initial public offering by us, the holders of our common stock that are beneficiaries of the registration rights agreement and not our employees or affiliates will not be able to sell shares of our common stock for a period of up to 30 days prior to, and 60 days following the effective date of the registration statement with respect to the initial public offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC, under the Securities Act, a registration statement on Form S-1 (Registration No. 333-134960) with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other documents are summaries of the material terms of the contract or document. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this document. Our business, financial condition, results of operations and prospects may have changed since that date. Any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and to the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information that is filed electronically with the SEC. The web site can be accessed at www.sec.gov. Information is also available on our website at www.amtrustgroup.com.

We are required to comply with the informational requirements of the Exchange Act, and, accordingly, we file current reports on Form 8-K, quarterly reports on Form 10-Q, annual reports on Form 10-K, proxy statements and other information with the SEC. Those reports, proxy statements and other information will be available for inspection and copying at the public reference facilities and internet site of the SEC referred to above and on our website at www.amtrustgroup.com.

We have elected to “incorporate by reference” certain information into this prospectus, which means we can disclose important information to you by referring you to another document filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Please read “Incorporation by Reference.” You should only rely on the information contained in this prospectus and incorporated by reference in it. We have not authorized anyone to provide you with any additional information.

INCORPORATION BY REFERENCE

We are incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our annual report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 16, 2007;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 15, 2007;

•	our Definitive Proxy Statement for our 2007 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on April 25, 2007; and

•	our current reports on Form 8-K, filed with the SEC on March 23, 2007, 2007, June 11, 2007, June 27, 2007 and July 5, 2007.

Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus are available from us upon request. We will provide a copy of any and all of the reports or documents that are incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Requests for such copies should be directed to AmTrust Financial Services, Inc., 59 Maiden Lane, 6th Floor, New York, New York 10038, Attention: Corporate Secretary, or (212) 220-7120. These documents are also available on our website at www.amtrustgroup.com.

LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for us by Troutman Sanders LLP, New York, New York.

EXPERTS

Our consolidated financial statements included in this prospectus for the fiscal years ended December 31, 2006 and December 31, 2005 have been audited by BDO Seidman, LLP, an independent registered public accounting firm, as stated in their report with respect thereto, and is included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

Our consolidated financial statements for the year ended December 31, 2004 included in this prospectus have been audited by Berenson LLP, an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Our insurance reserves have been reviewed by our external actuary, SG Risk LLC.

Changes in Accountants

Prior to fiscal year ended December 31, 2005, our consolidated financial statements were audited by Berenson LLP. On February 10, 2006, Berenson LLP resigned and we engaged BDO Seidman, LLP, which continues as our independent registered public accounting firm.

Berenson LLP’s report on the consolidated financial statements for the fiscal year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During 2004 and during the subsequent interim period through February 10, 2006, there were no disagreements with Berenson LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Berenson LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report. Berenson LLP has furnished a letter addressed to the SEC and filed as an exhibit to our registration statement stating its agreement with the statements made herein.

MATERIAL CHANGES

There have been no material changes since December 31, 2006, which have not been described in an annual report on Form 10-K, a quarterly report on Form 10-Q or in a current report on Form 8-K.

GLOSSARY OF SELECTED INSURANCE, REINSURANCE AND INVESTMENT TERMS

Acquisition expense:	The aggregate of policy acquisition costs attributable to underwriting operations, including commissions as well as premium taxes and assessments.

Broker:
One who negotiates contracts of insurance or reinsurance, receiving a commission for placement and other service rendered, between (1) a policyholder and a primary insurer, on behalf of the insured party, (2) a primary insurer and reinsurer, on behalf of the primary insurer, or (3) a reinsurer and a retrocessionaire, on behalf of the reinsurer.

Casualty insurance:
Insurance that is primarily concerned with the losses caused by injuries to third persons (in other words, persons other than the policyholder) and the resulting legal liability imposed on the underlying insured resulting therefrom.

Catastrophe; Catastrophic:
A severe loss or disaster, typically involving multiple claimants. Common perils include earthquakes, hurricanes, hailstorms, severe winter weather, floods, fires, tornadoes, explosions and other natural or man-made disasters. Catastrophe losses may also arise from acts of war, acts of terrorism and political instability.

Catastrophe loss:	Loss and directly identified loss adjustment expense from catastrophes.

Cede; Cedent; Ceding company:	When a party reinsures its liability with another, it transfers or “cedes” business (premiums or losses) and is referred to as the “cedent” or “ceding company.”

Ceding commission:
A fee based upon the ceding company’s cost of acquiring the business being reinsured (including commissions, premium taxes, assessments and miscellaneous administrative expense), which also may include a profit factor.

Claim:	Request by an insured or reinsured for indemnification by an insurance company or a reinsurance company for loss incurred from an insured peril or event.

Commutation
The settlement by a reinsurer and ceding company of all obligations under a reinsurance contract through the estimation, payment and complete discharge of all future obligations for reinsurance losses incurred regardless of the continuing nature of certain losses.

Deductible:
With respect to an insurance policy, the amount of loss that an insured retains, although the insurer is legally responsible for losses within the deductible and looks to the insured for reimbursement for such losses. Contrast this with a self-insured retention (SIR), where the insurer is only responsible for claims in excess of the SIR, regardless of the financial status of the insured. With respect to a reinsurance agreement, an amount of loss that a ceding company retains within a layer of reinsurance and does not cede to the reinsurer.

Excess of loss:
A generic term describing insurance or reinsurance that indemnifies the insured or the reinsured against all or a specified portion of losses on underlying insurance policies in excess of a specified amount, which is called a “retention.” Also known as non-proportional insurance or reinsurance. Excess of loss insurance or reinsurance is written in layers. An insurer or reinsurer or group of insurers or reinsurers accepts a band of coverage up to a specified amount. The total coverage purchased by the cedent is referred to as a “program” and will typically be placed with predetermined insurers or reinsurers in pre-negotiated layers. Any liability exceeding the outer limit of the program reverts to the ceding company, which also bears the credit risk of an insurer’s or reinsurer’s insolvency.

Exclusions:	Provisions in an insurance or reinsurance policy excluding certain risks or otherwise limiting the scope of coverage.

Exposure:	The possibility of loss. A unit of measure of the amount of risk a company assumes.

Frequency:	The number of claims occurring during a given coverage period. This is sometimes quoted as number of claims per unit of exposure.

Generally accepted accounting principles (“GAAP”):
Generally accepted accounting principles as defined by the American Institute of Certified Public Accountants or statements of the Financial Accounting Standards Board. GAAP is the method of accounting to be used by AmTrust for reporting to stockholders.

Gross premiums written:	Total premiums for insurance written during a given period.

Incurred but not reported (“IBNR”):
Reserves for estimated losses that have been incurred by insureds and reinsureds but not yet reported to the insurer or reinsurer, including unknown future developments on losses which are known to the insurer or reinsurer.

Layer:	The interval between the retention or attachment point and the maximum limit of indemnity for which an insurer or reinsurer is responsible.

Loss reserves:
Liabilities established by insurers and reinsurers to reflect the estimated cost of claims payments and the related expenses that the insurer or reinsurer will ultimately be required to pay with respect to insurance or reinsurance it has written. Reserves are established for losses and for loss expenses.

Losses and loss adjustment expense:
The expense of settling claims, including legal and other fees and the portion of general expenses allocated to claim settlement costs (also known as claim adjustment expenses) plus losses incurred with respect to claims.

Losses incurred:	The total losses sustained by an insurer or reinsurer under a policy or policies, whether paid or unpaid. Incurred losses include a provision for IBNR.

Loss portfolio transfer
The transfer of incurred losses from one insurer to another. The transferor may enter into a loss portfolio transfer to exit from a line or class of insurance, among other reasons. The transferee may enter into a loss portfolio transfer to acquire a line of business, among other reasons, and further seeks to profit from the assumed business by investing the sale price it has received over the length of time it requires to settle the claims it has assumed.

Net combined ratio:
The net combined ratio is the sum of the net loss ratio and the net expense ratio, determined in accordance with either SAP or GAAP. A net combined ratio below 100% generally indicates profitable underwriting prior to the consideration of investment income. A net combined ratio over 100% generally indicates unprofitable underwriting prior to the consideration of investment income.

Net expense ratio:	The ratio of acquisition expenses, salaries and benefits and other insurance general and administrative expenses to net premiums earned, determined in accordance with either SAP or GAAP.

Net loss ratio:	The ratio of losses and loss adjustment expense to net premiums earned, determined in accordance with either SAP or GAAP.

Net premiums earned:	The portion of net premiums written during or prior to a given period that was actually recognized as income during such period.

Net premiums written:	Gross premiums written for a given period less premiums ceded to reinsurers during such period.

Premiums:	The amount charged during the term on policies and contracts issued, renewed or reinsured by an insurance company or reinsurance company.

Property insurance:	Insurance that provides coverage to a person with an insurable interest in tangible property for that person’s property loss, damage or loss of use.

Quota share reinsurance:	Reinsurance under which the insurer cedes a fixed or variable percentage of liabilities, premiums and losses for each policy covered on a pro rata basis.

Rates:	Amounts charged per unit of insurance and reinsurance (also sometimes shown per unit of exposure).

Reinsurance:
An arrangement in which an insurance company, the reinsurer, agrees to indemnify another insurance or reinsurance company, the ceding company, against all or a portion of the insurance or reinsurance risks underwritten by the ceding company under one or more policies. Reinsurance can provide a ceding company with several benefits, including a reduction in net liability on individual risks and catastrophe protection from large or multiple losses. Reinsurance also provides a ceding company with additional underwriting capacity by permitting it to accept larger risks and write more business than would be possible without a concomitant increase in capital and surplus, and facilitates the maintenance of acceptable financial ratios by the ceding company. Reinsurance does not legally discharge the primary insurer from its liability with respect to its obligations to the insured.

Reinsurance agreement:	A contract specifying the terms of a reinsurance transaction (also known as a reinsurance certificate).

Reserves:
Liabilities established by insurers and reinsurers to reflect the estimated costs of claim payments and the related expenses that the insurer or reinsurer will ultimately be required to pay with respect to insurance or reinsurance it has written. Reserves are established for losses, for loss expenses and for unearned premiums. Loss reserves consist of “case reserves,” or reserves established with respect to individual reported claims, and “IBNR reserves.” For reinsurers, loss expense reserves are generally not significant because substantially all of the loss expenses associated with particular claims are incurred by the primary insurer and reported to reinsurers as losses. Unearned premium reserves constitute the portion of premium paid in advance for insurance or reinsurance that has not yet been provided. See also “Loss Reserves.”

Retention:
The amount or portion of risk that an insurer retains for its own account. Losses in excess of the retention level up to the outer limit of the policy or program, if any, that do not fall within any applicable deductible are paid by the reinsurer. In proportional agreements, the retention may be a percentage of the original policy’s limit. In excess of loss business, the retention is a dollar amount of loss, a loss ratio or a percentage.

Retention may also mean that portion of the loss retained by the insured or policyholder. Most insureds do not purchase insurance to cover their entire exposure. Rather, they elect to take a deductible or self-insured retention, a portion of the risk that they will cover themselves.

Risk-based capital (“RBC”):
A measure adopted by the NAIC and enacted by states for determining the minimum statutory capital and surplus requirements of insurers with required regulatory and company actions that apply when an insurer’s capital and surplus is below these minimums.

Specialty lines:	Lines of insurance that provide coverage for risks that are often unusual or difficult to place and do not fit the underwriting criteria of standard commercial products carriers.

Statutory accounting principles (“SAP”):
Recording transactions and preparing financial statements in accordance with the rules and procedures prescribed or permitted by United States state insurance regulatory authorities including the NAIC, which in general reflect a liquidating, rather than going concern, concept of accounting.

Surplus:
As determined under SAP, the amount remaining after all liabilities, including loss reserves, is subtracted from all admitted assets. Admitted assets are assets of an insurer prescribed or permitted by a state to be recognized on the statutory balance sheet. Surplus is often referred to as “surplus as regards policyholders” for statutory accounting purposes.

Treaty reinsurance; Reinsurance treaties:
The reinsurance of a specified type or category of risks defined in a reinsurance agreement between a primary insurer or other reinsured and a reinsurer. Typically, in treaty reinsurance, the primary insurer or reinsured is obligated to offer, and the reinsurer is obligated to accept, a specified portion of all of that type or category of risks originally written by the primary insurer or reinsured.

Underwriter:
An employee of an insurance or reinsurance company who examines, accepts or rejects risks and classifies accepted risks in order to charge an appropriate premium for each accepted risk. The underwriter is expected to select business that will produce an average risk of loss no greater than that anticipated for the class of business.

Underwriting:
The insurer’s or reinsurer’s process of reviewing applications for coverage, and the decision whether to accept all or part of the exposure and determination of the applicable premiums; also refers to the acceptance of that coverage.

Workers’ compensation:	A system (established under state and federal laws) under which employers provide insurance for benefit payments to their employees for work-related injuries, deaths and diseases, regardless of fault.

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the year ended December 31, 2006 were provided in our annual report on Form 10-K, filed with the SEC on March 16, 2007, and our financial statements for the quarter ended March 31, 2007 were provided in our quarterly report on Form 10-Q, filed with the SEC on May 15, 2007. Such financial statements are incorporated herein by reference.

25,584,000 Shares

of

Common Stock

Prospectus

__________, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following is an itemized statement of the amounts of all expenses paid by the registrant in connection with the offering described in the Registration Statement, other than underwriting discounts and commissions:

SEC Registration Fee	$20,532	*
NASD Filing Fee	19,676
Printing Costs	5,000
Legal Fees and Expenses	200,000
Accounting Fees and Expenses	140,000
Miscellaneous	15,000
Total	$400,208

*	Paid with original filing

Item 14.	Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (3) under section 174 of the Delaware General Corporate Law (“DGCL”) for unlawful payment of dividends or improper redemption of stock or (4) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our charter, will be limited to the fullest extent permitted by the amended DGCL. Our bylaws provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

Our charter also contains indemnification rights for our directors and our officers. Specifically, the charter provides that we shall indemnify our officers and directors to the fullest extent authorized by the DGCL. Further, we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

 We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.

We have entered into written indemnification agreements with our directors and executive officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

The registration rights agreement and purchase agreement we entered into in connection with our earlier financings provide for the indemnification by the investors in those financings of our officers and directors for certain liabilities.

Item 15.	Recent Sales of Unregistered Securities

In the past three years, we have issued unregistered securities as described below. Each of the transactions was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder, Rule 144A for offerings to Qualified Institutional Buyers, Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701 or Regulation S for offerings of securities outside of the United States. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, such securities were restricted as to transfers and appropriate legends were affixed to the share certificates and instruments issued in such transactions.

Stock Options

We issued options to purchase an aggregate of 1,175,000 shares of our common stock effective on the date of closing of the February 2006 private placement. Each of the options has an exercise price of $7.00.

On September 1, 2006, we issued options to purchase 1,208,750 shares of our common stock to certain of employees. Each of the options has an exercise price of $7.50.

On March 8, 2007, our Board of Directors approved grants of options in the amount of 35,000 to certain of our employees. The options have an exercise price of $10.56 per share.

On March 28, 2007, our Board of Directors approved grants of options in the amount of 125,000 to certain of our employees. The options have an exercise price of $10.77 per share.

Restricted Shares

On September 1, 2006, we issued 16,000 restricted shares under our 2005 Equity Incentive Plan to certain of our employees.

On February 9, 2006 we issued an aggregate 25,568,000 shares of common stock to Freidman, Billings, Ramsey & Co., Inc., as the initial purchaser in a private placement for a price of $6.51 per share and directly to “accredited investors” (as defined in Rule 501 (a) under the Securities Act) for a price of $7.00 per share. The shares purchased by FBR were sold to investors at a price of $7.00 per share in a transaction not requiring registration under the Securities Act. FBR received a placement fee of $0.49 for providing services as a placement agent with respect to the shares sold directly to “accredited investors”. Michael Karfunkel, George Karfunkel and Barry Zyskind purchased through related parties an aggregate of 1,071,429 shares of our common stock in the private placement for a price of $7.00 per share. We did not pay FBR any placement fee with respect to those shares.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits.

The following is a list of exhibits filed as part of this Post-Effective Amendment No. 1 to Form S-1. Where so indicated, previously filed exhibits are incorporated herein by reference.

Exhibit No.	Description

3.1*	Amended and Restated Certificate of Incorporation of the Company

3.2*	Amended and Restated By-Laws of the Company

4.1*	Form of Common Stock Certificate

4.2*	Indenture, dated as of March 17, 2005, between the Company and Wilmington Trust Company

4.3*	Indenture, dated as of June 15, 2005, between the Company and Wilmington Trust Company

4.4*	Registration Rights Agreement, dated as of February 9, 2006, by and between the Company and Friedman, Billings, Ramsey & Co., Inc.

4.5
Indenture, dated as of July 25, 2006, between Company and Wilmington Trust Company (incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K (No. 001-33143) filed on March 16, 2007)

5.1*	Opinion of Troutman Sanders LLP

10.1*	2005 Equity Incentive Plan

10.2*	Intercompany Management Agreement, dated as of June 1, 2006, by and among the Company, Technology Insurance Company, Inc., Rochdale Insurance Company, Inc. and Wesco Insurance Company

10.3*	Tax Allocation Agreement, dated as of June 1, 2006, between the Company and Wesco Insurance Company

10.4*	Tax Allocation Agreement for 1998 and for future calendar years, between the Company and Technology Insurance Company

10.5*	Tax Allocation Agreement, dated July 1, 2002, is made for 2002 and future calendar years, between the Company and Rochdale Insurance Company, Inc.

10.6*	Intercompany Reinsurance Agreement, dated June 1, 2006, among the Company, Technology Insurance Company, Rochdale Insurance Company, AmTrust International Insurance Limited and Wesco Insurance Company

10.7*	Employment Agreement, dated as of January 1, 2005, by and between the Company and Barry D. Zyskind (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1

10.8*	Employment Agreement, dated as of January 1, 2005, by and between the Company and Max G. Caviet (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form S-1

10.9*	Employment Agreement, dated as of January 1, 2005, by and between the Company and Christopher M. Longo (incorporated by reference to Exhibit 10.9 to the Company’s Registration Statement on Form S-1

10.10*	Employment Agreement, dated as of January 1, 2005, by and between the Company and Ronald E. Pipoly, Jr. (incorporated by reference to Exhibit 10.10 to the Company’s Registration Statement on Form S-1

10.11*	Employment Agreement, dated as of January 1, 2005, by and between the Company and Michael J. Saxon (incorporated by reference to Exhibit 10.11 to the Company’s Registration Statement on Form S-1

10.12*	Form of Indemnification Agreement between the Company and its officers and directors

10.13*	Purchase/Placement Agreement, dated as of February 2, 2006, by and between the Company and Friedman, Billings, Ramsey & Co., Inc.

10.14*	Assurance from the Bermuda Minister of Finance, under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda, to AmTrust International Insurance Ltd.

10.15*	General Agency Agreement, dated as of July 1, 2002, among Technology Insurance Company, Inc. and Rochdale Insurance Company and AmTrust North America, Inc.

10.16*	Stock Purchase Agreement, dated March 9, 2006, between Household Insurance Group Holding Company and the Company

10.17#	Renewal Rights and Asset purchase Agreement, dated as of November 21, 2005, by and among the Company and Alea North America Company and Alea North America Insurance Company

10.18#	Renewal Rights and Asset Purchase Agreement, dated as of May 9, 2006, between Muirfield Underwriters, Ltd. and AmTrust North America, Inc.

10.19*	Lease dated Jun 28, 2002, between 59 Maiden Lane Associates, LLC and the Company

10.20*	First Lease Modification Agreement, dated as of February 1, 2005, by and between 59 Maiden Lane Associates, LLC and the Company

10.21*	Form of Letter Agreement between the Company and Diversified Construction Management, LLC

10.22*	Transfer Agency and Registrar Services Agreement dated as of February 3, 2006 by and between the Company and American Stock Transfer & Trust Company

16.1*	Letter from Berenson LLP

21.1*	List of subsidiaries of the Company

23.1	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm relating to the Financial Statements of the Company

23.2	Consent of J. H. Cohn LLP (Successor to Berenson LLP), Independent Registered Public Accounting Firm relating to the Financial Statements of the Company

23.3	Consent of SG Risk LLC

23.4*	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (set forth on the signature page to this registration statement)

*	Previously filed.

#	Confidential Treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.

(b)	Financial Statement Schedules

All schedules have been omitted because they are not required, are not applicable, or the information is included in the Financial Statements or Notes thereto.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 2, 2007.

AMTRUST FINANCIAL SERVICES, INC.

By:	/s/ Barry D. Zyskind
Barry D. Zyskind President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on August 2, 2007 in the capacities indicated:

Signature	Title	Date

/s/ Barry D. Zyskind	Chief Executive Officer, President and Director	August 2, 2007
Barry D. Zyskind	(Principal Executive Officer)

/s/ Ronald E. Pipoly, Jr.	Chief Financial Officer	August 2, 2007
Ronald E. Pipoly, Jr.	(Principal Financial and Accounting Officer)

*	Chairman of the Board	August 2, 2007
Michael Karfunkel

*	Director	August 2, 2007
George Karfunkel

*	Director	August 2, 2007
Donald T. DeCarlo

*	Director	August 2, 2007
Abraham Gulkowitz

*	Director	August 2, 2007
Isaac M. Neuberger

*	Director	August 2, 2007
Jay J. Miller

/s/ Ronald E. Pipoly, Jr.		August 2, 2007
* Signed by Ronald E. Pipoly, Jr. as attorney-in-fact